Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-137215

Pricing Supplement No. 82 dated June 11, 2007.
(To Prospectus dated September 8, 2006)
This Pricing Supplement consists of 4 pages.

             Hartford Life Insurance Company IncomeNotes(sm)

The description in this pricing supplement of the particular terms of the following series of IncomeNotes(sm) offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus dated September 8, 2006, to which reference is hereby made.

The Notes described in this pricing supplement all have:
   A Trade Date of:                  June 18, 2007
   An Issuance Date of:              June 21, 2007

ADDITIONAL TERMS ARE DEFINED BELOW.
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                       5.40% Notes due June 15, 2012

CUSIP Number:                     4165X0FV7
Series Number:                    407406
Stated Maturity Date:             June 15, 2012
Interest Rate:                    5.40%
Interest Payment Frequency:       Monthly
Initial Interest Payment Date:    July 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.00%
Day Count Convention:             30/360

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      5.50% Callable Notes due December 15, 2011

CUSIP Number:                     4165X0FW5
Series Number:                    407407
Stated Maturity Date:             December 15, 2011
Interest Rate:                    5.50%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    December 15, 2007
Price to Public:                  100%
Agent's Discount:                 0.90%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   June 15, 2009 or any Interest
                                  Payment Date thereafter.

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   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      5.75% Callable Notes due June 15, 2013

CUSIP Number:                     4165X0FX3
Series Number:                    407408
Stated Maturity Date:             June 15, 2013
Interest Rate:                    5.75%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    December 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.10%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   June 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      6.00% Callable Notes due June 15, 2016

CUSIP Number:                     4165X0FY1
Series Number:                    407409
Stated Maturity Date:             June 15, 2016
Interest Rate:                    6.00%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    December 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.45%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   June 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

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

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      6.20% Callable Notes due June 15, 2022

CUSIP Number:                     4165X0FZ8
Series Number:                    407410
Stated Maturity Date:             June 15, 2022
Interest Rate:                    6.20%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    December 15, 2007
Price to Public:                  100%
Agent's Discount:                 2.00%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   June 15, 2010 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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       ADDITIONAL INFORMATION PERTAINING TO ALL NOTES DESCRIBED
                      IN THIS PRICING SUPPLEMENT:

Securities Exchange Listing:            None.
Specified Currency:                     U.S. Dollars
Authorized Denominations:               $1,000 integral amounts.
Indenture Trustee:                      The Bank of New York Trust Company, N.A
                                        is successor Indenture Trustee under
                                        Section 7.14 of the Indenture.
Other Provisions Relating to the Notes: None.

AGENTS: Bear, Stearns & Co. Inc.; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Charles Schwab & Co., Inc.; Citigroup; Fidelity Capital Markets Services, a division of National Financial Services, LLC; Merrill Lynch & Co.; Morgan Stanley; Piper Jaffray & Co.; Raymond James; RBC Dain Rauscher, Inc.; Scott & Stringfellow, Inc.; UBS Investment Bank; Wachovia Securities

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

NOTE: The Opinion regarding the enforceability of the Notes and the related Consent of Counsel for Hartford Life Insurance Company is given by Marin Lorenson, Associate Counsel.

RATINGS: It is anticipated that, as of June 21, 2007 the Notes will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-
            Moody's:            A1
            Fitch:              AA-
            A.M. Best:          a+

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